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Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell Vice Chairman and Chief Financial Officer (650) 234-6000

ROBERT HALF INTERNATIONAL INC.

REPORTS FIRST-QUARTER REVENUES AND EARNINGS

        MENLO PARK, California, April 15, 2003—Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the first quarter ended March 31, 2003.

        For the quarter ended March 31, 2003, the company recorded a net loss of $3.4 million or $.02 per share, on revenues of $473.2 million. Net income for the prior year's first quarter was $9.1 million or $.05 per share, on revenues of $468.5 million. The $.02 loss per share reported for the first quarter of 2003 is after a $.05 loss per share impact from the company's new ProtivitiSM subsidiary.

        Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc., said, "The lengthy recession continues to affect business in our staffing operations. Labor markets remained weak in the first quarter as the already uncertain U.S. economy was further impacted by the uncertain geopolitical climate leading up to the war in Iraq."

        Messmer noted that the company was pleased with the results of its Protiviti subsidiary. "First-quarter revenues for Protiviti exceeded our expectations. We have seen a significant increase in activity, most notably in the areas of Sarbanes-Oxley Act Section 404 compliance, regulatory and forensic investigations, technology security and the establishment of new internal audit functions," he said.

        Robert Half International management will conduct a conference call today at 5 p.m. EDT to discuss the quarterly financial results. The dial-in number is 888-458-9977 (+1-712-271-1112 outside the United States) and the passcode is "Robert Half International." A taped recording of this call will be available for replay beginning at approximately 9 p.m. EDT today and ending at 8 p.m. EDT on April 18, 2003. The dial-in number for the replay is 800-925-0856 (+1-402-998-0865 outside the United States). The conference call will also be archived in audio format on the company's website at www.rhi.com.

        Robert Half International Inc. is the world's largest provider of specialized staffing services. Its divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; The Affiliates®, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company serves its clients and candidates through more than 320 offices worldwide and through online job search services at its divisional websites, all of which can be accessed at www.rhi.com. Robert Half International is also the parent company of Protiviti (www.protiviti.com), a leading independent business risk consulting and internal audit firm.

        Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company's future operating results or financial positions. These statements may be identified by words such as "estimate", "forecast", "project", "plan", "intend", "believe", "expect", "anticipate", or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

        These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of qualified candidates for temporary employment or the company's ability to attract qualified candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company's services, on the company's ability to maintain its profit margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients' premises; the success of the company in attracting, training and retaining qualified management personnel and other staff employees; and whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general.

        With respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; significant costs and diversion of management time could be incurred in integrating key personnel into Protiviti; certain capitalizable costs associated with the employment arrangements could become impaired and written off; failure to produce projected revenues could adversely affect financial results; and we could become involved in litigation relating to prior transactions or activities.

        Because long-term contracts are not a significant part of the company's business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

        A copy of this press release is available at www.rhi.com.

ATTACHED:	Summary of Operations
Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
SUMMARY OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2003	2002
	(Unaudited)
Net service revenues	$473,228		$468,471
Direct costs of services	303,576		283,570

Gross margin	169,652		184,901
Selling, general and administrative expenses	172,908		171,511
Amortization of intangible assets	2,775		0
Interest income	(781)		(1,307)

Income (loss) before income taxes	(5,250)		14,697
Provision for income taxes	(1,811)		5,585

Net income (loss)	$(3,439)		$9,112

Diluted net income (loss) per share	$(.02)	$	..05
Shares:
Basic	168,352		174,049
Diluted	168,352		180,839

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands)

	Quarter Ended March 31,
	2003	2002
	(Unaudited)
REVENUES:
Accountemps	$204,297	$213,909
OfficeTeam	120,587	117,492
RH Technology	50,749	56,949
RH Management Resources	51,147	53,846
RH Finance & Accounting	22,340	26,275
Protiviti	24,108	0

Total	$473,228	$468,471

GROSS MARGIN:
Temporary and consultant staffing	$148,662	$158,626
Permanent placement staffing	22,340	26,275
Risk consulting and internal audit services	(1,350)	0

Total	$169,652	$184,901

OPERATING INCOME (LOSS):
Temporary and consultant staffing	$8,591	$14,615
Permanent placement staffing	(629)	(1,225)
Risk consulting and internal audit services	(11,218)	0

Total	$(3,256)	$13,390

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$2,775	$0
Depreciation expense	$13,762	$17,222
Capital expenditures	$11,013	$11,482
Open market repurchases of common stock (shares)	991,500	0

	March 31,
	2003	2002
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$306,458	$378,790
Accounts receivable, less allowances	$222,479	$252,751
Total assets	$927,484	$1,029,477
Current liabilities	$193,602	$181,319
Notes payable and other indebtedness, less current portion	$2,397	$2,464
Total stockholders' equity	$728,360	$836,020

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  Exhibit 99
ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES SUMMARY OF OPERATIONS (in thousands, except per share amounts)
ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES SUPPLEMENTAL FINANCIAL INFORMATION (in thousands)